UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2013

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1614 15th Street, Suite 300
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 457-6060
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2013, the Board of Directors of American Midstream GP, LLC (the “General Partner”), the general partner of American Midstream Partners, LP (the “Partnership”) appointed Tom L. Brock, age 41, Vice President, Chief Accounting Officer and Corporate Controller of the General Partner and the Partnership. Mr. Brock had previously served as the Vice President and Corporate Controller of the General Partner and the Partnership beginning in July 2012. Prior to his appointment with the General Partner and the Partnership, Mr. Brock held the position of Director of Trading and Finance with BG Group in Houston, Texas where he controlled accounting and other functions for its marketing and trading companies beginning in July 2010. Mr. Brock began his career with KPMG LLP where he spent 13 years holding various positions serving clients in the energy industry. Mr. Brock holds a Bachelor of Accountancy from New Mexico State University and is a CPA licensed in the State of Texas.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

	By:	American Midstream GP, LLC,
its General Partner

Date: November 25, 2013	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer